Exhibit 99.1

B/E AEROSPACE, INC.

Condensed Consolidated Financial Statements for the Quarter Ended March 31, 2017

(Unaudited)

B/E AEROSPACE, INC.

Table of Contents

Page
Condensed Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2017 and December 31, 2016	3
Condensed Consolidated Statements of Earnings and Comprehensive Income for the Three Months Ended March 31, 2017 and 2016	4
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2017 and 2016	5
Notes to Condensed Consolidated Financial Statements	6

B/E AEROSPACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions, Except Per Share Data)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$125.8	$202.0
Accounts receivable	398.1	353.5
Inventories	1,339.0	1,258.9
Other current assets	58.0	54.2

Total current assets	1,920.9	1,868.6

Property and equipment, net of accumulated depreciation ($398.5 at March 31, 2017 and $382.5 at December 31, 2016)	408.5	407.0
Goodwill	802.1	798.7
Identifiable intangible assets	210.4	213.0
Other assets	90.0	82.8

	$3,431.9	$3,370.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$293.5	$316.6
Accrued liabilities	558.4	540.5

Total current liabilities	851.9	857.1

Long-term debt	2,038.2	2,037.0
Deferred income taxes	130.6	126.8
Other non-current liabilities	136.7	132.7
Commitments, contingencies and off-balance sheet arrangements (Note 8)
Stockholders’ equity:
Preferred stock, $0.01 par value; 1.0 shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value; 200.0 shares authorized, 107.6 shares issued as of March 31, 2017 and 107.6 shares issued as of December 31, 2016	1.1	1.1
Additional paid-in capital	(797.2)	(805.8)
Treasury stock: 6.2 shares at March 31, 2017 and 6.1 shares at December 31, 2016	(273.5)	(270.6)
Retained earnings	1,494.3	1,458.2
Accumulated other comprehensive loss	(150.2)	(166.4)

Total stockholders’ equity	274.5	216.5

	$3,431.9	$3,370.1

See accompanying notes to condensed consolidated financial statements.

B/E AEROSPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

AND COMPREHENSIVE INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three months ended
	March 31,
	2017	2016
Revenues	$698.3	$716.7
Cost of sales	427.7	436.6
Selling, general and administrative	108.8	83.8
Research, development and engineering	74.1	66.9

Operating earnings	87.7	129.4
Operating earnings, as a percentage of revenues	12.6%	18.1%
Interest expense, net	22.8	23.1

Earnings before income taxes	64.9	106.3
Income tax expense	7.3	23.7

Net earnings	57.6	82.6
Other comprehensive income:
Foreign currency translation adjustment and other	16.2	15.4

Comprehensive income	$73.8	$98.0

Net earnings per common share:
Basic	$0.57	$0.82

Diluted	$0.57	$0.81

Dividends declared per share	$0.21	$0.21

Weighted average common shares:
Basic	100.5	101.1
Diluted	101.2	101.4

See accompanying notes to condensed consolidated financial statements.

B/E AEROSPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	Three months ended
	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$57.6	$82.6
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	21.0	21.4
Deferred income taxes	3.6	0.7
Non-cash compensation	8.7	8.3
Provision for doubtful accounts	0.6	0.5
Gain on disposal of property and equipment	—	(0.2)
Changes in operating assets and liabilities:
Accounts receivable	(43.2)	(62.3)
Inventories	(75.9)	(59.3)
Other current and non-current assets	(9.5)	6.0
Accounts payable and accrued liabilities	2.7	14.6

Net cash (used in) provided by operating activities	(34.4)	12.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18.8)	(17.6)
Other	(0.8)	(0.9)

Net cash used in investing activities	(19.6)	(18.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock, including share repurchases	(2.9)	(46.7)
Borrowings on line of credit	—	100.0
Repayments on line of credit	—	(75.0)
Dividends	(21.3)	(21.2)

Net cash used in financing activities	(24.2)	(42.9)

Effect of foreign exchange rate changes on cash and cash equivalents	2.0	—

Net decrease in cash and cash equivalents	(76.2)	(49.1)
Cash and cash equivalents, beginning of period	202.0	154.1

Cash and cash equivalents, end of period	$125.8	$105.0

Supplemental disclosures of cash flow information:
Cash paid during period for:
Interest	$21.0	$22.1
Income taxes	16.7	8.1
Supplemental schedule of noncash investing activities:
Accrued property additions	$2.7	$3.3

See accompanying notes to condensed consolidated financial statements.

B/E AEROSPACE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - In Millions, Except Per Share Data)

Note 1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the condensed consolidated financial statements. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes included in the B/E Aerospace, Inc. (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.

Note 2. Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other. ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The adoption of ASU 2017-04 is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which amends ASC Topic 718, Compensation – Stock Compensation, effective for fiscal years beginning after December 15, 2016. Accordingly, we adopted ASU 2016-09 on January 1, 2017. This standard simplifies or clarifies several aspects of the accounting for share-based payments, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Certain of these changes are required to be applied retrospectively, while other changes are required to be applied prospectively.

The impact of adoption resulted in the following:

•	We recorded $0.3 of tax benefits within income tax expense for the quarter ended March 31, 2017 related to the excess tax benefit on share based compensation. Prior to adoption this amount would have been recorded as additional paid-in capital. This change could create future volatility in our effective tax rate depending upon the amount of exercise or vesting activity from our share-based awards.

•	We elected to continue to estimate the number of forfeitures related to share-based compensation, rather than account for forfeitures as they occur.

•	We elected to apply the change in classification of cash flows resulting from excess tax benefits or deficiencies on a retrospective basis. Accordingly, $0.2 of excess tax benefits previously reported as a cash flow provided by financing activities during the quarter ended March 31, 2016 has been reclassified to be included in cash flows provided by operating activities.

•	We excluded the excess tax benefits from the assumed proceeds available to repurchase shares in the computation of our diluted earnings per share for the quarter ended March 31, 2017. The effect of this change on our diluted earnings per share was not significant.

•	ASU 2016-09 also requires the presentation of employee taxes paid by the Company through the withholding of shares as a financing activity on the statement of cash flows, which is where we had previously classified these items.

In February 2016, the FASB issued ASU 2016-02, Leases, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC Topic 842, Leases. This update is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Earlier adoption is permitted. ASU 2016-02 requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. ASU 2016-02 will be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is currently evaluating the effect of this update on our consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which supersedes the guidance in ASC Topic 605, Revenue Recognition. The new standard was originally effective for reporting periods beginning after December 15, 2016 and early adoption was not permitted. In August 2015, the FASB issued ASU 2015-14 which amended the effective date of this ASU to fiscal years beginning after December 15, 2017, and early adoption is permitted only for fiscal years beginning after December 15, 2016. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should identify the contract(s) with a customer, identify the performance obligations in the contract(s), determine the transaction price, allocate the transaction price to the performance obligations in the contract(s) and recognize revenue when (or as) the entity satisfies a performance obligation. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. We have established an implementation team to work closely with representatives from across our reportable segments. We utilized a bottoms-up approach to begin to analyze the impact of the standard on our contract portfolio by reviewing our current accounting policies and practices to identify potential differences that would result from applying the requirements of the new standard to our revenue contracts. We continue to evaluate the transition methods allowed under the new standard and the effect the standard will have on the Company’s consolidated financial statements and related disclosures. Anticipated changes under the new standard include accounting for development costs and associated customer funding, increased use of the percentage-of-completion method of accounting for airliner contracts, and elimination of the units-of-delivery method. These anticipated changes are based upon our interpretation of the new standard and application of the standard to our current contract portfolio, especially to those situations where transfer of control and the satisfaction of performance obligations occurs over time. In addition, we are in the process of identifying changes to our business processes, systems, and controls to support recognition and disclosure under the new standard. We have been closely monitoring FASB activity related to the new standard, as well as working with various non-authoritative groups to conclude on specific interpretive issues. We are still in the process of evaluating the potential changes from adopting the new standard on our future financial reporting and disclosures.

Note 3. Inventories

Inventories are stated at the lower of cost or market. Cost is determined using FIFO or the weighted average cost method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs. In accordance with industry practice, costs in inventory include amounts relating to long-term contracts with long production cycles and inventory items with long procurement cycles, some of which are not expected to be realized within one year. Work-in-process inventories include costs and estimated earnings in excess of billings on uncompleted contracts of $97.5 and $106.0 and capitalized development costs on long-term seller furnished equipment contracts of $542.2 and $517.3 as of March 31, 2017 and December 31, 2016, respectively. Inventories consist of the following:

	March 31,	December 31,
	2017	2016
Purchased materials and component parts	$357.5	$358.2
Work-in-process	902.3	845.2
Finished goods	79.2	55.5

	$1,339.0	$1,258.9

Note 4. Goodwill and Intangible Assets

The table below sets forth the intangible assets by major asset class, all of which were acquired through business purchase transactions:

		March 31, 2017			December 31, 2016
	Useful
	Life	Original	Accumulated	Net Book	Original	Accumulated	Net Book
	(Years)	Cost	Amortization	Value	Cost	Amortization	Value
Customer contracts and relationships	13 - 23	$127.0	$29.0	$98.0	$126.2	$27.0	$99.2
Acquired technologies and other	5 - 34	147.0	70.4	76.6	147.4	69.4	78.0
Trade names	5 - 22	28.3	6.3	22.0	28.2	5.8	22.4
Trademarks and patents	3 - 20	24.6	11.4	13.2	24.0	11.2	12.8
Covenants not to compete	3 - 5	1.8	1.2	0.6	1.9	1.3	0.6

		$328.7	$118.3	$210.4	$327.7	$114.7	$213.0

Amortization expense of intangible assets was $4.3 and $4.6 for the three months ended March 31, 2017 and 2016, respectively. The Company currently expects to recognize amortization expense of approximately $17 in each of the next five fiscal years. The future amortization amounts are estimates. Actual future amortization expense may be different due to future acquisitions, impairments, changes in amortization periods or other factors such as changes in exchange rates for assets acquired outside the United States. The Company expenses costs to renew or extend the term of a recognized intangible asset.

Goodwill increased $3.4 during the three months ended March 31, 2017 due to foreign currency translations.

Note 5. Related Party Transactions

On December 16, 2014, we completed the spin-off of KLX Inc. (“KLX”) by means of the transfer of our Consumables Management Segment to KLX and the subsequent distribution to our stockholders of all the outstanding shares of KLX common stock (the “Spin-Off”). We retained our commercial aircraft and business jet segments.

We entered into transitional services agreements with KLX prior to the Spin-Off pursuant to which we and KLX are providing various services to each other on an interim transitional basis. Except for certain information technology services, all transition services were completed, pursuant to the underlying agreements, on or before December 31, 2016. On October 18, 2016, the Company was notified by KLX of

KLX’s election to extend certain information technology services for up to an additional 12 months, terminating no later than December 31, 2017. The informational technology transitional support will enable KLX to establish its stand-alone processes for informational technology activities that were previously provided by us and does not constitute significant continuing support of KLX’s operations.

In addition, we entered into a Tax Sharing and Indemnification Agreement with KLX. Under this agreement, we generally assume liability for all federal and state income taxes for all tax periods ending on or prior to December 31, 2014.

Sales and cost of sales to KLX for the three months ended March 31, 2017 and 2016 were immaterial to the condensed consolidated financial statements. There were no material balances due to or due from KLX as of March 31, 2017 or December 31, 2016. Total purchases from KLX were approximately $6.1 and $6.2 for the three months ended March 31, 2017 and 2016, respectively.

Note 6. Long-Term Debt

The Company entered into a credit agreement dated as of December 16, 2014 (as amended, the “Credit Agreement”) governing its senior secured bank credit facilities, consisting of (a) a five-year, $600.0 revolving credit facility (the “Revolving Credit Facility”) and (b) a seven-year, $2,200.0 term loan facility (the “Term Loan Facility”). The most recent amendment to the Credit Agreement on May 27, 2016 decreased the effective borrowing rate, increased the amount available for dividend and share repurchases and provided greater flexibility to securitize assets. Borrowings under the Revolving Credit Facility bear interest at an annual rate equal to the London interbank offered rate (“LIBOR”) plus 200 basis points or prime (as defined therein) plus 100 basis points. There were no amounts outstanding under the Revolving Credit Facility as of March 31, 2017 or December 31, 2016. Borrowings under the Term Loan Facility bear interest at an annual rate equal to LIBOR plus 300 basis points (LIBOR shall not be less than 75 basis points per annum) or ABR (as defined therein) plus 200 basis points (4.03% at March 31, 2017).

As of March 31, 2017, long-term debt consisted of $2,064.0 outstanding under the Term Loan Facility, none of which was current. On a net basis, after taking into consideration unamortized original issue discount and debt issue costs for the Term Loan Facility, total debt was $2,038.2.

Letters of credit outstanding under the Revolving Credit Facility aggregated $16.6 and $17.2 at March 31, 2017 and December 31, 2016, respectively.

The Revolving Credit Facility contains an interest coverage ratio financial covenant (as defined therein) that must be maintained at a level greater than 3.0 to 1 and a total leverage ratio covenant (as defined therein) which limits gross debt to a 4.5 to 1 multiple of EBITDA (as defined therein). The Credit Agreement is collateralized by substantially all of the Company’s assets and contains customary affirmative covenants, negative covenants, restrictions on the payment of dividends and the repurchase of our stock, and conditions precedent for borrowings.

Note 7. Fair Value Measurements

All short-term financial instruments are generally carried at amounts that approximate estimated fair value. The fair value is the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. Assets measured at fair value are categorized based upon the lowest level of significant input to the valuations.

Level 1 – quoted prices in active markets for identical assets and liabilities.

Level 2 – quoted prices for identical assets and liabilities in markets that are not active, or observable inputs other than quoted prices in active markets for identical assets and liabilities.

Level 3 – unobservable inputs in which there is little or no market data available, which require the reporting entity to develop its own assumptions.

The carrying amounts of cash and cash equivalents (which the Company classifies as Level 1 assets), accounts receivable – trade and accounts payable represent their respective fair values due to their short-term nature. The carrying value of the Revolving Credit Facility and Term Loan Facility approximates fair value based upon observable market data (which the Company classifies as Level 2).

The fair value information presented herein is based on pertinent information available to management at March 31, 2017 and December 31, 2016, respectively. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these condensed consolidated financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

Note 8. Commitments, Contingencies and Off-Balance Sheet Arrangements

Lease Commitments – The Company finances its use of certain facilities and equipment under committed lease arrangements provided by various institutions. Since the terms of these arrangements meet the accounting definition of operating lease arrangements, the aggregate sum of future minimum lease payments is not reflected on the condensed consolidated balance sheets. At March 31, 2017, future minimum lease payments under these arrangements approximated $161.1, the majority of which related to long-term real estate leases.

Litigation – The Company is a defendant in various legal actions arising in the normal course of business, the outcomes of which, in the opinion of management, neither individually nor in the aggregate, are likely to result in a material adverse effect on the Company’s condensed consolidated financial statements.

Indemnities, Commitments and Guarantees – During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include non-infringement of patents and intellectual property indemnities to the Company’s customers in connection with the design, manufacture, sale and delivery of its products, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease, and indemnities to other parties to certain acquisition agreements. The duration of these indemnities, commitments and guarantees varies, and in certain cases is indefinite. Many of these indemnities, commitments and guarantees provide for limitations on the maximum potential future payments the Company could be obligated to make. However, the Company is unable to estimate the maximum amount of liability related to its indemnities, commitments and guarantees because such liabilities are contingent upon the occurrence of events that are not reasonably determinable. Management believes that any liability for these indemnities, commitments and guarantees would not be material to the accompanying condensed consolidated financial statements. Accordingly, no significant amounts have been accrued for indemnities, commitments and guarantees.

Product Warranty Costs – Estimated costs related to product warranties are accrued at the time products are sold. In estimating its future warranty obligations, the Company considers various relevant factors, including the Company’s stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty.

Note 9. Accounting for Stock-Based Compensation

The Company has a Long-Term Incentive Plan (“LTIP”) under which the Company’s Compensation Committee has the authority to grant stock options, stock appreciation rights, restricted stock, restricted stock units or other forms of equity-based or equity-related awards.

Compensation cost generally is recognized on a straight-line basis over the vesting period of the shares. Share-based compensation of $8.7 and $7.9 was recognized during the three months ended March 31, 2017 and 2016, respectively, related to the equity grants made pursuant to the LTIP. Unrecognized compensation expense related to equity grants, including the estimated impact of any future forfeitures, was $68.0 at March 31, 2017.

The Company has established a qualified Employee Stock Purchase Plan which allows qualified employees (as defined therein) to purchase shares of the Company’s common stock at a price equal to 85% of the closing price at the end of each semi-annual stock purchase period. Compensation cost for this plan was not material to any of the periods presented.

Note 10. Segment Reporting

The Company is organized based on the products and services it offers. The Company’s reportable segments, which are also its operating segments, are comprised of commercial aircraft and business jet. Each segment regularly reports its results of operations and makes requests for capital expenditures and acquisition funding to the Company’s chief operational decision-making group. This group is comprised of the Executive Chairman of the Board of Directors, the President and Chief Executive Officer and the Vice President and Chief Financial Officer. Each operating segment has separate management teams and infrastructures dedicated to providing a full range of products and services to their commercial, business jet, military, maintenance, repair and overhaul providers, aircraft leasing and aircraft manufacturing customers. The Company has not included product line information due to the similarity of commercial aircraft segment product offerings.

The following table presents revenues and operating earnings by reportable segment:

	Three months ended
	March 31,
	2017	2016
Revenues:
Commercial aircraft	$578.1	$557.0
Business jet	120.2	159.7

	$698.3	$716.7

Operating earnings/(loss)(1)
Commercial aircraft	$88.2	$104.7
Business jet	(0.5)	24.7

	87.7	129.4
Interest expense, net	22.8	23.1

Earnings before income taxes	$64.9	$106.3

(1)	Operating earnings/(loss) includes an allocation of corporate IT costs, employee benefits and general and administrative costs based on the proportion of each segment’s systems users, number of employees and sales, respectively.

The following table presents capital expenditures(1) by reportable segment:

	Three months ended
	March 31,
	2017	2016
Commercial aircraft	$16.0	$15.1
Business jet	2.8	2.5

	$18.8	$17.6

(1)	Corporate capital expenditures have been allocated to the above segments in a manner consistent with our corporate expense allocations.

The following table presents goodwill and total assets(1) by reportable segment:

	March 31, 2017			December 31, 2016
	Commercial	Business		Commercial	Business
	Aircraft	Jet	Consolidated	Aircraft	Jet	Consolidated
Goodwill	$368.8	$433.3	$802.1	$367.8	$430.9	$798.7
Total assets	2,410.5	1,021.4	3,431.9	2,350.1	1,020.0	3,370.1

(1)	Corporate assets (including cash and cash equivalents) of $335.7 and $405.0 at March 31, 2017 and December 31, 2016, respectively, have been allocated to the above segments in a manner consistent with our corporate expense allocations.

Note 11. Net Earnings Per Common Share

Basic net earnings per common share is computed using the weighted average common shares outstanding during the period. Diluted net earnings per common share is computed by using the weighted average common shares outstanding including the dilutive effect of shares issued under the Employee Stock Purchase Plan and restricted shares based on an average share price during the period. For the three months ended March 31, 2017 and 2016, approximately 0.1 and 0.3 shares, respectively, of the Company’s common stock were excluded from the determination of diluted earnings per common share because their effect would have been anti-dilutive.

The computations of basic and diluted earnings per share for the three months ended March 31, 2017 and 2016, respectively, are as follows:

	Three months ended
	March 31,
	2017	2016
Net earnings	$57.6	$82.6

Basic weighted average common shares	100.5	101.1
Effect of restricted shares issued	0.7	0.3

Diluted weighted average common shares	101.2	101.4

Basic net earnings per common share	$0.57	$0.82

Diluted net earnings per common share	$0.57	$0.81

Note 12. Accounting for Uncertainty in Income Taxes

In accordance with ASC Topic 740, Income Taxes, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. As of March 31, 2017 and December 31, 2016, the Company had $83.3 and $81.2, respectively, of net unrecognized tax benefits. This liability, if recognized, would affect the Company’s effective tax rate. The Company is currently undergoing a U.S. federal income tax examination for the years 2013 and 2014. The Company is currently open to audit by the tax authorities for the eight tax years ended December 31, 2015.

Note 13. Restructuring and Other Charges

During 2016, the Company recognized charges totaling $4.8 related to its business restructuring program. The charges reflect costs associated with workforce reductions and facility consolidations which were substantially completed by the end of 2016.

During 2015, the Company recognized charges totaling $49.0 in connection with its 2015 cost reduction program. The charges reflect costs associated with facilities consolidation, product rationalization, workforce reductions and program discontinuance. The majority of the activities related to the cost reduction program were completed by the end of 2016 and future charges are not expected to be material.

The following table presents the remaining liability balance and activity related to facility consolidations:

Balance at December 31, 2016	$3.6
Disposals and Other Non-cash Charges	—
Cash Paid	—

Balance at March 31, 2017	$3.6

Note 14. Subsequent Events

On October 23, 2016, the Company entered into a definitive agreement to be acquired by Rockwell Collins, Inc. (“Rockwell Collins”). On April 13, 2017, the transaction was consummated for $6.6 billion in cash and stock, plus the assumption of $2.0 billion in net debt. In future periods, B/E Aerospace results will be reported as part of a newly created Interior Systems segment of Rockwell Collins.